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                                                                   EXHIBIT 10.17

                                CREDIT AGREEMENT

                            DATED AS OF MAY 21, 1998

                                      AMONG

                            SOFTWARE.NET CORPORATION,



                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                                    AS AGENT,

                                       AND

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



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                                CREDIT AGREEMENT


           This CREDIT AGREEMENT is entered into as of May 21, 1998, among SOFTWARE.NET CORPORATION, a California corporation (the "Borrower"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and DEUTSCHE BANK AG, New York Branch, as agent for the Banks.

           WHEREAS, the Banks have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement;

           NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

           1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:

           "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.

           "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

           "AGENT" means Deutsche Bank in its capacity as agent for the Banks hereunder, and any successor agent arising under SECTION 9.9.

           "AGENT-RELATED PERSONS" means Deutsche Bank and any successor agent arising under SECTION 9.9, together with their respective Affiliates (including, in the case of Deutsche Bank, Deutsche Morgan Grenfell Inc.), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

           "AGENT'S PAYMENT OFFICE" means the address for payments set forth on
Schedule 10.2 or such other address as the Agent may from time to time specify.



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           "AGREEMENT" means this Credit Agreement.

           "APPLICABLE MARGIN" means 3.00% per annum.

           "ASSIGNEE" has the meaning specified in SUBSECTION 10.8(a).

           "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all disbursements of internal counsel.

           "BANK" has the meaning specified in the introductory clause hereto.

           "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

           "BASE RATE" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Deutsche Bank in New York, New York, as its "prime lending rate." (The "prime lending rate" is a rate set by Deutsche Bank based upon various factors including Deutsche Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

           Any change in the prime lending rate announced by Deutsche Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

           "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

           "BORROWING" means a borrowing hereunder consisting of Loans made to the Borrower on the same day by the Banks under ARTICLE II.

           "BORROWING DATE" means any date on which a Borrowing occurs under
SECTION 2.3.

           "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

           "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

           "CHANGE OF CONTROL" means the occurrence after the date of this Agreement of: (i) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing greater than 50% of the combined voting power of all securities of Borrower entitled to vote in the election of directors; (ii) any Person, or



                                       2.
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two or more Persons acting in concert, acquiring by contract or otherwise, or entering into a contract or arrangement which, upon consummation, will result in its or their acquisition of, or control over, securities of Borrower (or other securities convertible into such securities) representing greater than 50% of the combined voting power of all securities of Borrower entitled to vote in the election of directors; or (iii) during any twelve consecutive calendar months, individuals who were directors of Borrower on the first day of such period shall cease to constitute a majority of the board of directors of Borrower.

           "CLOSING DATE" means the date on which all conditions precedent set forth in SECTION 4.1 are satisfied or waived by all Banks (or, in the case of SUBSECTION 4.1 (e), waived by the Person entitled to receive such payment).

           "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

           "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower and its Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by any such Person and delivered to the Agent or the Banks.

           "COLLATERAL DOCUMENTS" means, collectively, (i) the Security Agreement, and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Borrower or any Subsidiary and the Banks or the Agents for the benefit of the Banks now or hereafter delivered to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Borrower or any Subsidiary as debtor in favor of the Banks or the Agent for the benefit of the Banks as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

           "COMMITMENT," as to each Bank, means the amount set forth opposite its name on Schedule 2.1.

           "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C.

           "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any



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such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations shall be equal to the maximum reasonably anticipated liability in respect thereof.

           "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

           "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

           "DEUTSCHE BANK" means Deutsche Bank AG, New York Branch, the New York branch of Deutsche Bank AG, a German banking corporation.

           "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

           "EBITDA" means, with respect to the Borrower and its Subsidiaries for any applicable period, Net Income for such period, plus, to the extent deducted in determining Net Income for such period, the aggregate amount of (i) Interest Expense, (ii) federal, state, local, foreign income and business and occupation taxes and (iii) depletion, depreciation and amortization of tangible and intangible assets.

           "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.



                                       4.

           "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

           "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

           "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

           "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

           "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

           "EVENT OF DEFAULT" means any of the events or circumstances specified in SECTION 8.1.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

           "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

           "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H. 15(519), or any successor publication, published by the Federal Reserve



                                       5.
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Bank of New York (including any such successor, "H. 15(519)") on the preceding
Business Day opposite the caption "Federal Funds (Effective)'; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

           "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

           "FURTHER TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to SECTION 3.1.

           "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

           "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

           "GUARANTY OBLIGATION" has the meaning specified in the definition of "CONTINGENT OBLIGATION."

           "HAZARDOUS MATERIALS" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

           "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or



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bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

           For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability Borrower in which such Person is a general partner or a joint venturer or a member.

           "INDEMNIFIED LIABILITIES" has the meaning specified in SECTION 10.5.

           "INDEMNIFIED PERSON" has the meaning specified in SECTION 10.5.

           "INDEPENDENT AUDITOR" has the meaning specified in SUBSECTION 6.1(a).

           "INSOLVENCY PROCEEDING" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

           "INTEREST EXPENSE" means, for any applicable period, the aggregate consolidated interest expense (both cash and non-cash and determined without regard to original issue discount) of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP, including, to the extent allocable to interest expense in accordance with GAAP, (i) all other fees paid or owed with respect to the issuance or maintenance of Contingent Obligations (including letters of credit of the Borrower and its Subsidiaries), and (ii) the portion of any payments made in respect of obligations in respect of capitalized leases of the Borrower and its Subsidiaries allocable to interest expense.

           "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

           "ISSUING BANK" means Deutsche Bank or such other Bank as shall replace Deutsche Bank, with the consent of Majority Banks, as the Bank designated to issue Letters of Credit for the account of the Borrower pursuant to the terms and conditions of this Agreement.

           "JOINT VENTURE" means a corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a



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separate legal entity) now or hereafter formed by the Borrower or any of its
Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

           "LETTER OF CREDIT" has the meaning set forth in SECTION 2.1(b).

           "LETTER OF CREDIT APPLICATION" means an application by the Borrower to the Issuing Bank in the Issuing Bank's standard form, with appropriate insertions.

           "LETTER OF CREDIT COMMITMENT" means an amount equal to Four Million Dollars ($4,000,000), which amount is a sublimit of, and not in addition to, the aggregate Commitments of the Banks, as such may be reduced from time to time pursuant to this Agreement.

           "LETTER OF CREDIT UNDRAWN AMOUNT" means the stated but undrawn amount of any issued and outstanding Letters of Credit.

           "LIBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by Deutsche Bank AG, London Branch as the rate of interest at which dollar deposits, in the approximate amount of the Letter of Credit to be issued and having a maturity of three (3) months, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London Time) two Business Days prior to the issuance date of the Letter of Credit.

           "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

           "LOAN" means an extension of credit by a Bank to the Borrower under
Article II.

           "LOAN DOCUMENTS" means this Agreement, any Notes, the Collateral Documents and all other documents delivered to the Agent or any Bank in connection herewith.

           "MAJORITY BANKS" means at any time one or more Banks then holding in excess of 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, one or more Banks then having in excess of 66-2/3% of the Commitments.

           "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

           "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse



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effect upon, the operations, business, properties, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole;
(b) a material impairment of the ability of the Borrower or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document, or
(ii) the perfection or priority of any Lien granted under any of the Collateral Documents;

           "MATURITY DATE" means November 16, 1998.

           "MODIFIED QUICK RATIO" means the sum of (a) cash, cash equivalents and accounts receivable, divided by the sum of (b) current liabilities plus the outstanding principal amount of the Term Loan, in each case determined in accordance with GAAP.

           "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

           "NET INCOME" means, for any applicable period, the aggregate of all amounts which, in accordance with GAAP, would be included as net income (or net loss (including any extraordinary losses)) on a consolidated statement of income of the Borrower and its Subsidiaries for such period; provided, however, that "NET INCOME" shall exclude (i) the effect of any extraordinary or other non-recurring non-cash gain outside the ordinary course of business and (ii) any write-up in the value of any asset (to the extent such write-up exceeds any write-down taken in connection with the same transaction or event which gave rise to such write-up).

           "NET OPERATING CASH FLOW" means the net amount of cash provided by operating activities, as determined in accordance with GAAP.

           "NOTE" means a promissory note executed by the Borrower in favor of a Bank pursuant to SUBSECTION 2.2(b), in substantially the form of EXHIBIT B.

           "NOTICE OF BORROWING" means a notice in substantially the form of EXHIBIT A.

           "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Borrower to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

           "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

           "OTHER TAXES" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made



                                       9.
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hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

           "PARTICIPANT" has the meaning specified in SUBSECTION 10.12(d).

           "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

           "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

           "PERMITTED LIENS" has the meaning specified in SECTION 7.1.

           "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

           "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

           "PRO RATA SHARE" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

           "REPORTABLE EVENT" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

           "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

           "RESPONSIBLE OFFICER" means the chief executive officer or the president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer or the controller of the Borrower, or any other officer having substantially the same authority and responsibility.

           "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

           "SOLVENT" means, as to any Person at any time, that (a) the fair value of the property of



                                      10.

such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the applicable state law; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

           "SUBORDINATED DEBT" means all indebtedness of the Borrower subordinate to the payment of the Obligations of Borrower to the Banks hereunder, the terms of which shall have been approved in writing by Majority Banks.

           "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which 50% or more of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

           "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial).

           "TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

           "TERM LOAN" has the meaning specified in SECTION 2.1.

           "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

           "UNITED STATES" and "U.S." each means the United States of America.

           "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary at the time as of which any determination is being made, is owned, beneficially and of record, solely by the Borrower.

           1.2       OTHER INTERPRETIVE PROVISIONS.



                                      11.

                     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                     (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                     (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                               (ii) The term "including" is not limiting and
means "including without limitation."

                               (iii) In the computation of periods of time from
a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means 'to and including."

                     (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                     (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                     (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                     (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

           1.3       ACCOUNTING PRINCIPLES.

                     (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.



                                      12.

                     (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

                                   ARTICLE II

                                   THE CREDITS

           2.1       AMOUNTS AND TERMS OF COMMITMENTS.

                     (a) Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower (each such loan, a "TERM LOAN") on the Closing Date in an amount not to exceed such Bank's Pro Rata Share of the combined Commitments. Amounts borrowed as Term Loans hereunder may not be prepaid.

                     (b) LETTER OF CREDIT SUBLIMIT UNDER TERM LOAN FACILITY. Without limiting the generality of the foregoing, each Bank severally agrees that the Borrower may, by delivery of notice to the Agent in accordance with
SECTION 2.3, also request the Issuing Bank to issue one or more standby letters of credit for the account of Borrower, which letters of credit shall be in the standard form of the Issuing Bank (each a "LETTER OF CREDIT"); in which event, after satisfaction of all conditions precedent set forth in SECTION 4.1, the Issuing Bank shall issue such Letters of Credit subject to and in accordance with SECTION 2.15; provided, however, nothing contained in this Agreement shall under any circumstance be deemed to require the Issuing Bank to issue any Letter of Credit which, taking into account the issuance of such Letter of Credit, would either cause the Letter of Credit Undrawn Amount to exceed the Letter of Credit Commitment or cause the aggregate principal amount of the Term Loans then outstanding plus the Letter of Credit Undrawn Amount to exceed the combined Commitments.

           2.2       LOAN ACCOUNTS.

                     (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

                     (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrower to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Bank.



                                      13.

           2.3       PROCEDURE FOR BORROWING.

                     (a) The Borrowing of the Term Loan shall be made on the Closing Date upon the Borrower's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 11:30 a.m. (New York City time) one Business Day prior to the requested Borrowing Date specifying:

                               (i) the amount of the Borrowing, which shall be
in an aggregate minimum amount of $250,000 or any multiple of $50,000 in excess thereof; and

                               (ii) the requested Borrowing Date, which shall be
a Business Day.

                     (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

                     (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Borrower at the Agent's Payment Office by 11:30 a.m. (New York City time) on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Borrower by the Agent at such office by crediting the account of the Borrower on the books of Deutsche Bank with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

           2.4       INTENTIONALLY DELETED.

           2.5       INTENTIONALLY DELETED.

           2.6       INTENTIONALLY DELETED.

           2.7 REPAYMENT. The Borrower shall repay to the Banks on the Maturity Date the aggregate principal amount of Term Loans outstanding on such date.

           2.8       INTEREST.

                     (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate, plus the Applicable Margin.

                     (b) Interest on each Loan shall be paid in arrears on the last day of each calendar quarter, commencing June 30, 1998. Interest shall also be paid upon payment (including prepayment) in full of the Loans and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

                     (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding



                                      14.

Obligations, at a rate per annum which is determined by adding 3% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 6%.

                     (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Borrower shall pay such Bank interest at the highest rate permitted by applicable law.

           2.9       FEES.

                     (a) The Borrower shall pay an arrangement fee to the Agent for the Agent's own account, equal to 2.50% of the aggregate Commitments, which shall be due and payable on the Closing Date.

                     (b) The Borrower shall pay to Agent for the account of each Bank in accordance with its Pro Rata Share, a fee in the amount of seven and one-half percent (7.5%) of the amount by which the Borrower's gross revenues (determined in accordance with GAAP) in any month exceed the base level set forth opposite such month below:



                     Month                                    Base Revenue
                     -----                                    ------------
                     May, 1998                                $2,000,000

                     June, 1998                               $2,000,000

                     July, 1998                               $2,500,000

                     August, 1998                             $2,500,000

                     September, 1998                          $2,500,000

                     October, 1998                            $3,000,000

                     November, 1998                           $3,000,000

provided, however, that the amount of compensation paid to Agent under this
SECTION 2.9(b) shall not exceed, in the aggregate, Three Hundred Thirty-Seven Thousand Five Hundred Dollars ($337,500). Such fee shall be due and payable in one payment not later than December 24, 1998 and shall be accompanied by a statement of a Responsible Officer of Borrower certifying as to the calculation thereof.



                                      15.

                     (c) As a condition to the issuance of each Letter of Credit, the Borrower shall pay to the Issuing Bank for the account of each Bank according to its Pro Rata Share a letter of credit fee which is a percentage of the face amount of such Letter of Credit, payable quarterly in arrears commencing June 30, 1998, equal to the Base Rate plus three percent (3.00%) per annum less LIBOR.

           2.10      COMPUTATION OF FEES AND INTEREST.

                     (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Deutsche Bank's "prime lending rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                     (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Agent will, at the request of the Borrower or any Bank, deliver to the Borrower or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

           2.11      PAYMENTS BY THE BORROWER.

                     (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 2:00 p.m. (New York City time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 2:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                     (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                     (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount



                                      16.

distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

           2.12      PAYMENTS BY THE BANKS TO THE AGENT.

                     (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date that such Bank will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                     (b) The failure of any Bank to make any Loan on the Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the Borrowing Date.

           2.13 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 10.10) with respect to such



                                      17.

participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

           2.14 SECURITY. All obligations of the Borrower and the Subsidiaries under this Agreement, any Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

           2.15      LETTER OF CREDIT SUBFACILITY.

                     (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, on the Closing Date after satisfaction of all conditions precedent set forth in SECTION 4.1, the Issuing Bank shall issue for the account of the Borrower Letters of Credit in minimum amounts not less than $50,000, provided that a request shall have been made for such Letters of Credit by a Borrowing Notice, duly executed with appropriate insertions and as otherwise required by
SECTION 2.3, together with a duly executed Letter of Credit Application, with appropriate insertions (which Borrowing Notice and Letter of Credit Application shall have been received by the Issuing Bank prior to 11:30 a.m., New York City time, one (1) Business Day prior to the requested issuing date). No Letter of Credit shall have an expiration date that is later than July 31, 1999 provided that (i) Borrower shall provide written notice to Agent five (5) Business Days prior to the Maturity Date of the amount of all Letters of Credit to be outstanding on such date, (ii) Borrower shall enter into a reimbursement agreement with the Issuing Bank in form and substance satisfactory to the Issuing Bank and (iii) Borrower's Letter of Credit reimbursement obligation shall be secured by cash, on terms acceptable to the Issuing Bank and on deposit with Agent and subject to a valid, perfected first priority security interest in favor of Agent on behalf of Banks, at any time on and after the Maturity Date.

                     (b) Upon issuance of each Letter of Credit, each Bank shall be deemed to have purchased a participation from the Issuing Bank equal to such Bank's Pro Rata Share of the original stated amount of such Letter of Credit. Nothing contained in this Agreement shall under any circumstance be deemed to require any Bank to participate in the issuance of any Letter of Credit which, taking into account such Bank's participation in such Letter of Credit, when added to the aggregate of such Lender's participation in all other issued and undrawn Letters of Credit, exceeds such Bank's Pro Rata Share of the Letter of Credit Commitment.

                     (c) Unless otherwise expressly provided therein, each beneficiary named by Borrower with respect to a Letter of Credit issued hereunder shall be permitted to make full or partial draws under such Letter of Credit. Upon the making of any draw under a Letter of Credit by such beneficiary, the full amount of such draw shall be immediately due and payable by the Borrower to the Issuing Bank. The Issuing Bank shall immediately give written notification of the amount of such draw to the Agent, each Bank and the Borrower and to the extent that the Issuing Bank has not been immediately reimbursed by the Borrower for any payment required to be made by the Issuing Bank under such Letter of Credit (and all commissions incurred but



                                      18.

unpaid in connection therewith), each Bank shall, according to its Pro Rata Share of such Letter of Credit, reimburse the Issuing Bank immediately upon written demand for the amount of such payment (and such unpaid commissions). The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise limit or impair the obligation of the Borrower to reimburse the Banks for the amount of any payment made by the Issuing Bank under any Letter of Credit.

                     (d) Without limiting the generality of the preceding subsections of this SECTION 2.15, upon any draw on any Letter of Credit as confirmed by the Issuing Bank's written notice and demand for payment from each Bank of its ratable participation amount, each Bank shall be deemed to have made, without further notice to the Borrower, a Base Rate Loan in the principal amount equal to such Bank's Pro Rata Share of the amount drawn under such Letter of Credit (plus any unpaid commission). Any Base Rate Loan deemed to be advanced after the Maturity Date shall be immediately due and payable but any Base Rate Loan deemed to be advanced prior to the Maturity Date shall be due on the Maturity Date and shall not be prepaid. The proceeds of such Base Rate Loans shall be applied to reimburse the Issuing Bank for such payment required to be made by the Issuing Bank under the Letter of Credit. In the event that any Base Rate Loan shall be deemed to be made to a Borrower pursuant to this SECTION 2.15(d), such Base Rate Loan shall be deemed to have been made as of the date of the honor of the draw under the respective Letter of Credit and interest shall accrue thereon at the same rate as provided for other Base Rate Loans under this Agreement or following the Maturity Date, at the rate specified in SECTION 2.8(c). In the event that the Issuing Bank does not receive the proceeds of any Base Rate Loans made pursuant to this subsection by 11:30 a.m., New York City time, on the date that the draw on the Letter of Credit is honored, the Bank whose funds are delayed shall pay interest to the Issuing Bank on the amount not received at the Federal Funds Rate from the date of such honor until the date on which the Issuing Bank receives such proceeds by 10:00 a.m.

                     (e) (1) The Issuing Bank may resign as Issuing Bank by giving notice to the Agent, the Banks and the Borrower on or before April 30 of any calendar year, and such resignation shall be effective as to any Letter of Credit outstanding on May 31 of such calendar year upon the then current expiry date on such Letter of Credit. If the Issuing Bank shall resign as the Issuing Bank under this Agreement, Majority Banks shall appoint a successor Issuing Bank from among the Banks, with the consent of the Borrower (so long as no Event of Default then exists) and such successor.

                               (2) If an Issuing Bank has resigned and no
successor Issuing Bank is appointed prior to such May 31, then until an appointment of a successor Issuing Bank is made, in the event of a request by Borrower for the issuance of a Letter of Credit, each Bank shall issue its own Letter of Credit in an amount equal to such Bank's Pro Rata Share of the amount of such requested Letter of Credit upon the terms and conditions set forth herein, with such changes as are appropriate to apply to an individual Bank issuing a Letter of Credit without participation. In the event of an unreimbursed draw on a Letter of Credit issued pursuant to the provisions of this SECTION 2.15, each Bank which has honored such a draw shall be deemed to have made a Base Rate Loan to reimburse itself for the draw under such Letter of Credit.



                                      19.

                               (3) Upon the acceptance of its appointment as a
successor Issuing Bank hereunder, such successor Issuing Bank shall succeed to all the rights, powers and duties of the retiring Issuing Bank with respect to any Letters of Credit issued subsequent to such acceptance, and the term "Issuing Bank" shall mean such successor issuing bank with regard to such subsequently issued Letters of Credit. Whether or not a successor Issuing Bank is appointed, the retiring Issuing Bank shall retain all the rights, powers and duties of an Issuing Bank with respect to any Letters of Credit previously issued by such retiring Issuing Bank, and the term "Issuing Bank" shall mean such retiring Issuing Bank with respect to such previously issued Letters of Credit.

                     (f) The obligation of the Borrower to reimburse the Banks for drawings made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever, including the following circumstances:

                               (1) Any lack of validity or enforceability of any
Letter of Credit, the obligation supported by such Letter of Credit or any other agreement or instrument relating thereto (collectively, the "RELATED LC DOCUMENTS");

                               (2) Any amendment or waiver of or any consent to
or departure from all or any of the Related LC Documents;

                               (3) The existence of any claim, set-off, defense
or other rights which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or any such transferee may be acting), the Banks, the Agent or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                               (4) Any breach of contract or other dispute
between the Borrower and any beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom such beneficiary or any such transferee may be acting), the Banks, the Agent or any other Person;

                               (5) Any draft, statement or any other document
presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

                               (6) Any delay, extension of time, renewal,
compromise or other indulgence or modification granted or agreed to by the Issuing Bank, with or without notice to or approval by the Borrower in respect of any of the Borrower's Indebtedness under this Agreement.

                     (g) The Borrower assumes all risks of the acts or omissions of any beneficiary and any transferee of each Letter of Credit; provided, however, this assumption with respect to the Agent and the Banks, including the Issuing Bank, is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as any of them may have against any such beneficiary or transferee of a Letter of Credit at law or under any other agreement. Neither the



                                      20.

Agent nor any Bank, including the Issuing Bank, nor any of their officers or directors shall be liable or responsible for, without limitation: (1) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary and any transferee of any Letter of Credit in connection therewith; or (2) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Notwithstanding the foregoing, Borrower shall not be precluded from pursuing such rights and remedies as Borrower shall have at law or equity in the event of the gross negligence or willful misconduct of Agent or any Bank.

                     (h) Subject to the laws, customs and practices of the trade in the area where the beneficiary is located and to the extent not otherwise inconsistent with the provisions of this SECTION 2.15, each Letter of Credit will be subject to, and performance under each Letter of Credit by the Issuing Bank, its correspondents, and the beneficiary will be governed by, UCC Article 5 and the "Uniform Customs and Practice for Documentary Credit (1993 Revision), International Chamber of Commerce, Publication No. 500," or by any later Uniform Customs and Practice fixed by later Congresses of the International Chamber of Commerce as in effect on the date the Letter of Credit is issued; provided, however, that to the extent any conflict exists between UCC Article 5 and such Uniform Customs and Practices then in effect, UCC Article 5 shall control.

                                   ARTICLE III

                           TAXES AND YIELD PROTECTION

           3.1       TAXES.

                     (a) Any and all payments by the Borrower to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes.

                     (b) If the Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                               (i) the sum payable shall be increased as
necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                               (ii) the Borrower shall make such deductions and
withholdings;



                                      21.

                               (iii) the Borrower shall pay the full amount
deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                               (iv) the Borrower shall also pay to each Bank or
the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                     (c) The Borrower agrees to indemnify and hold harmless each Bank and the Agent for the full amount of i) Taxes, ii) Other Taxes, and iii) Further Taxes in the amount that the respective Bank establishes as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                     (d) Within 30 days after the date of any payment by the Borrower of Taxes, Other Taxes or Further Taxes, the Borrower shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to such Bank or the Agent.

                     (e) If the Borrower is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

           3.2 FUNDING LOSSES. The Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of the failure of the Borrower to borrow a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing.

           3.3 SURVIVAL. The agreements and obligations of the Borrower in this
Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

           4.1 CONDITIONS OF INITIAL LOANS. The obligation of each Bank to make its Loan or issue the first Letter of Credit hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:



                                      22.

                     (a) CREDIT AGREEMENT AND NOTES. This Agreement and the Notes executed by each party thereto;

                     (b) RESOLUTIONS; INCUMBENCY.

                               (i) Copies of the resolutions of the board of
directors of the Borrower and each Subsidiary that may become party to a Loan Document authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                               (ii) A certificate of the Secretary or Assistant
Secretary of the Borrower and each Subsidiary that may become party to a Loan Document certifying the names and true signatures of the officers of the Borrower or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                     (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:

                               (i) the articles or certificate of incorporation
and the bylaws of the Borrower and each Subsidiary party to any Loan Document as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Borrower or such Subsidiary as of the Closing Date; and

                               (ii) a good standing and tax good standing
certificate for the Borrower and each Subsidiary party to any Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Borrower or such Subsidiary is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

                     (d) LEGAL OPINIONS. An opinion of Jackson Tufts Cole & Black, counsel to the Borrower and addressed to the Agent and the Banks, in form and substance reasonably satisfactory to Agent.

                     (e) PAYMENT OF FEES. Evidence of payment by the Borrower of all reasonably accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of Deutsche Bank to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Deutsche Bank's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and Deutsche Bank); including any such costs, fees and expenses arising under or referenced in SECTIONS 2.9 AND 10.4;

                     (f) COLLATERAL DOCUMENTS. The Collateral Documents, executed by the Borrower, in appropriate form for recording, where necessary, together with:



                                      23.

                               (i) all UCC-1 financing statements to be filed,
registered or recorded to perfect the security interests of the Agent for the benefit of the Lenders, and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Agent for the benefit of the Lenders in accordance with applicable law;

                               (ii) written advice relating to such Lien and
Judgment searches as the Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                               (iii) funds sufficient to pay any filing or
recording tax or fee in connection with any and all UCC-1 financing statements; and

                               (iv) evidence that all other actions necessary
or, in the reasonable opinion of the Agent or the Lenders, desirable, to perfect and protect the first priority security interest created by the Collateral Documents have been taken.

                     (g) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                               (i) the representations and warranties contained
in Article V are true and correct on and as of such date, as though made on and as of such date;

                               (ii) no Default or Event of Default exists or
would result from the Borrowing or issuance of the Letter of Credit; and

                               (iii) there has occurred since December 31, 1997,
no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

                     (h) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

           The Borrower represents and warrants to the Agent and each Bank that:

           5.1 CORPORATE EXISTENCE AND POWER. The Borrower and each of its
Subsidiaries:

                     (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                     (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;



                                      24.

                     (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, and where the failure to be so qualified or licensed would have a Material Adverse Effect; and

                     (d) is in compliance in all material respects with all Requirements of Law.

           5.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

                     (a) contravene the terms of any of that Person's Organization Documents;

                     (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                     (c) violate any Requirement of Law.

           5.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any of its Subsidiaries of the Agreement or any other Loan Document.

           5.4 BINDING EFFECT. This Agreement and each other Loan Document to which the Borrower or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Borrower and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

           5.5 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, or its Subsidiaries or any of their respective properties which:

                     (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                     (b) if determined adversely to the Borrower or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental



                                      25.

Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

           5.6 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower or from the grant or perfection of the Liens of the Agent and the Banks on the Collateral. As of the Closing Date, neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under SUBSECTION 8.1(e).

           5.7       ERISA COMPLIANCE.

                     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                     (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                     (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

           5.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by SECTION
6.12 and SECTION 7.7. Neither the Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.



                                      26.

           5.9 TITLE TO PROPERTIES. The Borrower and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

           5.10 TAXES. The Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

           5.11      FINANCIAL CONDITION.

                     (a) The audited consolidated financial statements of the Borrower and its Subsidiaries dated December 31, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

                               (i) were prepared in accordance with GAAP
consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                               (ii) fairly present the financial condition of
the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                               (iii) except as specifically disclosed in
Schedule 5.11, show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                     (b) Since December 31, 1997, there has been no Material Adverse Effect.

           5.12      ENVIRONMENTAL MATTERS.

                     (a) The on-going operations of the Borrower and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $500,000 in the aggregate.

                     (b) The Borrower and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and the Borrower and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits except to the extent the



                                      27.

failure to have such Environmental Permits or to comply therewith could not reasonably be expected to have a Material Adverse Effect.

                     (c) None of the Borrower, any of its Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material, which would if adversely determined, result in a liability or in economic loss in excess of $500,000 in the aggregate.

                     (d) There are no Hazardous Materials or other conditions or circumstances (i) existing with respect to any property of the Borrower or any Subsidiary to its knowledge, or (ii) arising from operations prior to the Closing Date of the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Borrower and its Subsidiaries in excess of $500,000 in the aggregate for any such condition, circumstance or property. In addition, (i) neither the Borrower nor any Subsidiary has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Borrower and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

           5.13      COLLATERAL DOCUMENTS.

                     (a) As of the date hereof, the provisions of each of the Collateral Documents are effective to create in favor of the Agent for the benefit of the Banks, a legal, valid and enforceable security interest in all right, title and interest of the Borrower and its Subsidiaries in the collateral described therein, and financing statements have been delivered to the Agent for filing in the offices in all of the jurisdictions in which Collateral is located and upon the filing of such financing statements in such offices, the Agent, for the benefit of the Banks, will have a perfected first priority security interest (subject only to Permitted Liens) in the collateral described thereon in which a security interest may be perfected by the filing of such financing statements or assignments, and upon delivery of those items of Collateral for which physical possession is the method for perfection, the Agent, for the benefit of the Banks will have a valid, first priority security interest thereon.

                     (b) All representations and warranties of the Borrower and any of its Subsidiaries party thereto contained in the Collateral Documents are true and correct.

           5.14 REGULATED ENTITIES. None of the Borrower, any Person controlling the Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.



                                      28.

           5.15 NO BURDENSOME RESTRICTIONS. Neither the Borrower nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

           5.16 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Borrower or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and, to the knowledge of the Borrower, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which in either case, could reasonably be expected to have a Material Adverse Effect.

           5.17 SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries.

           5.18 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

           5.19 SOLVENCY. The Borrower and each of its Subsidiaries are Solvent.

           5.20 FULL DISCLOSURE. None of the representations or warranties made by the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; and provided, that financial projections delivered by or on behalf of the Borrower were prepared in good faith on the basis of assumptions which were reasonable in light of the historical performance of the Borrower and other facts known at the time of their preparation.



                                      29.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

           So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

           6.1 FINANCIAL STATEMENTS. The Borrower shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

                     (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young LLP or another nationally-recognized independent public accounting firm ("INDEPENDENT AUDITOR") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower's or any Subsidiary's records; and

                     (b) as soon as available, but not later than forty-five
(45) days after the end of each fiscal quarter, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and the Subsidiaries.

           6.2 CERTIFICATES; OTHER INFORMATION. The Borrower shall furnish to the Agent, with sufficient copies for each Bank:

                     (a) concurrently with the delivery of the financial statements referred to in SUBSECTION 6.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                     (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                     (c) promptly, copies of all financial statements and reports that the Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) that the Borrower or any Subsidiary may make to, or file with, the SEC; and



                                      30.

                     (d) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Agent, at the reasonable request of any Bank, may from time to time request.

           6.3 NOTICES. The Borrower shall promptly notify the Agent and each
Bank:

                     (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                     (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary; including pursuant to any applicable Environmental Laws;

                     (c) of the occurrence of any of the following events affecting the Borrower or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event:

                               (i)  an ERISA Event;

                               (ii) a material increase in the Unfunded Pension
Liability of any Pension Plan;

                               (iii) the adoption of, or the commencement of
contributions to, any Plan subject to Section 412 of the Code by the Borrower or any ERISA Affiliate; or

                               (iv) the adoption of any amendment to a Plan
subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

                     (d) of any material change in accounting policies or financial reporting practices by the Borrower or any of its consolidated Subsidiaries.

           Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under SUBSECTION 6.3(A) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.



                                      31.

           6.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each Subsidiary to:

                     (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation; provided, however, that Borrower may reincorporate in the State of Delaware in connection with the initial public offering of its stock;

                     (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

                     (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                     (d) preserve or renew all of its registered patents, trademarks, trade names, service marks and copyrights, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

           6.5 MAINTENANCE OF PROPERTY. The Borrower shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

           6.6 INSURANCE. The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

           6.7 PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                     (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;

                     (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

                     (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.



                                      32.

           6.8 COMPLIANCE WITH LAWS. The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

           6.9 COMPLIANCE WITH ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

           6.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Borrower shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. The Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

           6.11 ENVIRONMENTAL LAWS. The Borrower shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

           6.12 USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans for working capital, and general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

           6.13 FINANCIAL COVENANTS. At least one of the Borrower's (a) EBITDA loss or (b) net operating cash flow deficiency, measured at end of each fiscal quarter for the quarter then ended, shall not be greater than Five Million Dollars ($5,000,000), until such time as the Borrower's cash and cash equivalents equal or exceed Twenty-Five Million Dollars ($25,000,000). Thereafter, the Borrower shall maintain at all times a Modified Quick Ratio of not less than 1.50:1.00.

           6.14 FURTHER ASSURANCES.

                     (a) The Borrower shall ensure that all written information, exhibits and reports furnished to the Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the



                                      33.

statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

                     (b) Promptly upon request by the Agent or the Majority Banks, the Borrower shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Majority Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively, the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, except as otherwise provided in the Loan Documents,
(iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

           So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

           7.1 LIMITATION ON LIENS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

                     (a) any Lien (other than a Lien on the Collateral) existing on property of the Borrower or any Subsidiary on the Closing Date and set forth in Schedule 7.1 securing Indebtedness outstanding on such date;

                     (b) any Lien created under any Loan Document;

                     (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by SECTION 6.7, provided that no notice of lien has been filed or recorded under the Code;



                                      34.

                     (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty;

                     (e) Liens (other than any Lien imposed by ERISA or on the Collateral) consisting of pledges or deposits-required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                     (f) Liens on the property of the Borrower (other than on the Collateral) or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

                     (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Borrower and its Subsidiaries do not exceed $250,000;

                     (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

                     (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof;

                     (j) purchase money security interests on any property acquired or held by the Borrower or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $500,000;

                     (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder; and

                     (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution.



                                      35.

           7.2 DISPOSITION OF ASSETS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing not otherwise permitted by SECTION 7.3 below, except:

                     (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                     (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

                     (c) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Borrower and its Subsidiaries, together, shall not exceed in any fiscal year $100,000.

           7.3 CONSOLIDATIONS AND MERGERS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                     (a) any Subsidiary may merge with the Borrower, provided that the Borrower shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

                     (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or another Wholly-Owned Subsidiary; and

                     (c) the Borrower may reincorporate in the State of Delaware in connection with the initial public offering of its stock.

           7.4 LOANS AND INVESTMENTS. The Borrower shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower (together, "INVESTMENTS"), except for:

                     (a) Investments held by the Borrower or Subsidiary in the form of cash equivalents; and



                                      36.

                     (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business.

           7.5 LIMITATION ON INDEBTEDNESS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                     (a) Indebtedness incurred pursuant to this Agreement;

                     (b) Indebtedness consisting of Contingent Obligations permitted pursuant to SECTION 7.8;

                     (c) Indebtedness existing on the Closing Date and set forth in SCHEDULE 7.5;

                     (d) Indebtedness secured by Liens permitted by SUBSECTION 7.1(j) in an aggregate amount outstanding not to exceed $500,000; and

                     (e) Indebtedness incurred in connection with leases permitted pursuant to SECTION 7.10.

           7.6 TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Borrower, except as disclosed on SCHEDULE 7.6; or upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary; or as otherwise permitted by SECTION 7.3(c) hereof.

           7.7 USE OF PROCEEDS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

           7.8 CONTINGENT OBLIGATIONS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                     (a) endorsements for collection or deposit in the ordinary course of business;

                     (b) Contingent Obligations of the Borrower and its Subsidiaries existing as of the Closing Date and listed in SCHEDULE 7.8; and

                     (c) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business.

           7.9 JOINT VENTURES. The Borrower shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, other than in the ordinary course of business.



                                      37.

           7.10 LEASE OBLIGATIONS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

                     (a) leases of the Borrower and of Subsidiaries in existence on the Closing Date;

                     (b) the lease set forth on SCHEDULE 7.10; and

                     (c) operating leases entered into by the Borrower or any Subsidiary after the Closing Date in the ordinary course of business.

           7.11 RESTRICTED PAYMENTS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Borrower and any Wholly-Owned Subsidiary may:

                     (a) declare and make dividend payments or other distributions payable solely in its common stock; and

                     (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock.

           7.12 ERISA. The Borrower shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Borrower in an aggregate amount in excess of $500,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

           7.13 CHANGE IN BUSINESS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof.

           7.14 ACCOUNTING CHANGES. The Borrower shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary.

           7.15 SUBORDINATED DEBT. The Borrower shall not and shall not suffer or permit any of its Subsidiaries to:

                     (a) subject to clause (c) below, make any payment (whether of principal, interest or otherwise) on any Subordinated Debt on any day other than the stated, scheduled date



                                      38.

for such payment set forth in the documents and instrument evidencing such Subordinated Debt (which shall in all cases for principal be later than the Maturity Date);

                     (b) make any payment on any Subordinated Debt in contravention or violation of the subordination provisions thereof; or

                     (c) prepay, redeem, purchase or defeats any Subordinated Debt, or make any deposit for any of the foregoing purposes; or

                     (d) enter into any amendment or modification of any Subordinated Debt.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

           8.1 EVENT OF DEFAULT. Any of the following shall constitute an "Event of Default":

                     (a) NON-PAYMENT. The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                     (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Borrower or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                     (c) SPECIFIC DEFAULTS. The Borrower fails to perform or observe any term, covenant or agreement contained in any of SECTION 6.1, 6.2, 6.3, 6.9 OR 6.13 or in ARTICLE VII; or

                     (d) OTHER DEFAULTS. The Borrower or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Agent or any Bank; or

                     (e) CROSS-DEFAULT. The Borrower or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation, having an aggregate principal amount (including undrawn committed amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $250,000 when due



                                      39.

(whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                     (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Borrower or any Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                     (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U. S. law) is ordered in any Insolvency Proceeding; or
(iii) the Borrower or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                     (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $250,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $250,000; or

                     (i) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $250,000 or more, or following the borrower's initial public offering of its stock, $500,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or



                                      40.

                     (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against the Borrower or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                     (k) CHANGE OF CONTROL. There occurs any Change of Control, provided, however, that for purposes of this SUBSECTION 8.1(k), "Change of Control" shall not include the initial public offering of the Borrower's stock, or any sales to underwriters or the reincorporation of Borrower into Delaware, each in connection with such initial public offering; or

                     (l) LOSS OF LICENSES. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Borrower or any Subsidiary, or the Borrower or any Subsidiary for any reason loses any material license, permit or franchise, or the Borrower or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

                     (m) ADVERSE CHANGE. There occurs a Material Adverse Effect; or

                     (n) INVALIDITY OF SUBORDINATION PROVISIONS. The subordination provisions of any agreement or instrument governing any Subordinated Debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions; or

                     (o) COLLATERAL.

                               (i) Any provision of any Collateral Document
shall for any reason cease to be valid and binding on or enforceable in any material respect against the Borrower or any Subsidiary party thereto or (B) the Borrower or any Subsidiary shall state that any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Borrower or any Subsidiary party thereto in writing or bring an action to limit its obligations or liabilities thereunder; or

                               (ii) any Collateral Document shall for any reason
(other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest with respect to any material item of collateral subject only to Permitted Liens.

           8.2 REMEDIES. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,



                                      41.

                     (a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments shall be terminated;

                     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

                     (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; and

                     (d) demand that the Borrower (i) deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Undrawn Amount remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and the Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees and commissions scheduled or payable over the remaining term of each Letter of Credit;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of SECTION 8.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

           8.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX

                                    THE AGENT

           9.1 APPOINTMENT AND AUTHORIZATION; "AGENT". Each Bank hereby irrevocably (subject to SECTION 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any



                                      42.

applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

           9.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

           9.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of and title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

           9.4       RELIANCE BY AGENT.

                     (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                     (b) For purposes of determining compliance with the conditions specified in SECTION 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the



                                      43.

Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

           9.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

           9.6 CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit worthiness of the Borrower and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and its Subsidiaries hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit worthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

           9.7 INDEMNIFICATION OF AGENT. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney



                                      44.

Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

           9.8 AGENT IN INDIVIDUAL CAPACITY. Deutsche Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Deutsche Bank were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Deutsche Bank or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Deutsche Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include Deutsche Bank in its individual capacity.

           9.9 SUCCESSOR AGENT. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE IX and SECTIONS 10.4 AND 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

           9.10      WITHHOLDING TAX.

                     (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:



                                      45.

                               (i) if such Bank claims an exemption from, or a
reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                               (ii) if such Bank claims that interest paid under
this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                               (iii) such other form or forms as may be required
under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                     (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                     (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                     (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an mount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                     (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other



                                      46.

reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                                    ARTICLE X

                                  MISCELLANEOUS

           10.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Borrower and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Borrower and acknowledged by the Agent, do any of the following:

                     (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to SECTION 8.2);

                     (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                     (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                     (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

                     (e) amend this Section, or SECTION 2.13, or any provision herein providing for consent or other action by all Banks; or

                     (f) release any material portion of the Collateral except as otherwise may specifically be provided for;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

           10.2      NOTICES.



                                      47.

                     (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent.

                     (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent.

                     (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and the Banks shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

           10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

           10.4      COSTS AND EXPENSES.  The Borrower shall:

                     (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Deutsche Bank (including in its capacity as Agent) within five Business Days after demand (subject to subsection 4.1(e)) for all costs and expenses reasonably incurred by Deutsche Bank (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable



                                      48.

Attorney Costs incurred by Deutsche Bank (including in its capacity as Agent) with respect thereto; and

                     (b) pay or reimburse the Agent and each Bank within five
(5) Business Days after demand (subject to SUBSECTION 4.1(e)) for all costs and expenses (including Attorney Costs) reasonably incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

           10.5 BORROWER INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

           10.6 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

           10.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.



                                      49.

           10.8      ASSIGNMENTS, PARTICIPATIONS, ETC.

                     (a) Any Bank may, with the written consent of the Agent and the Borrower, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent or the Borrower shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $2,500,000; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in form acceptable to Agent together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

                     (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                     (c) Within five (5) Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Borrower shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Revolving Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                     (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall



                                      50.

continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to SECTION
10.1. In the case of any such participation, the Participant shall be entitled to the benefit of SECTIONS 3.1, 3.2 AND 10.5 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                     (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

           10.9 CONFIDENTIALITY. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower or any Subsidiary, or by the Agent on the Borrower's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or
(ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.



                                      51.

           10.10 SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

           10.11 AUTOMATIC DEBITS OF FEES. With respect to any fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent or Deutsche Bank under the Loan Documents, the Borrower hereby irrevocably authorizes Deutsche Bank to debit any deposit account of the Borrower with Deutsche Bank in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Deutsche Bank's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

           10.12 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

           10.13 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

           10.14 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

           10.15 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

           10.16 GOVERNING LAW AND JURISDICTION.


                                      52.

                     (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

           10.17 WAIVER OF JURY TRIAL. THE BORROWER, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

           10.18 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.


                                      53.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                        SOFTWARE.NET CORPORATION



                                        By:  /s/ Michael J. Praisner
                                             -----------------------------------
                                        Title: Chief Financial Officer
                                              ----------------------------------


                                        By:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                        DEUTSCHE BANK AG, NEW YORK BRANCH
                                        as Agent



                                        By:  /s/ William W. McGinty
                                             -----------------------------------
                                        Title: Director
                                              ----------------------------------

                                        By:  /s/  Andre Heitbaum
                                             -----------------------------------
                                        Title: Assistant Vice President
                                              ----------------------------------

                                        DEUTSCHE BANK AG, NEW YORK BRANCH
                                        AND/OR CAYMAN ISLANDS BRANCH, AS BANK



                                        By:  /s/ William W. McGinty
                                             -----------------------------------
                                        Title: Director
                                              ----------------------------------

                                        By:  /s/  Andre Heitbaum
                                             -----------------------------------
                                        Title: Assistant Vice President
                                              ----------------------------------



                                      54.

                                  SCHEDULE 2.1



                                   COMMITMENTS

                               AND PRO RATA SHARES



           BANK                      COMMITMENT                  PRO RATA SHARE
           ----                      ----------                  --------------
Deutsche Bank AG, New York
and/or Cayman Islands Branch         $4,800,000                       100%

TOTAL                                $4,800,000                       100%


                                       1.

                                  SCHEDULE 10.2


                              ADDRESSES FOR NOTICES


NAME OF FINANCIAL INSTITUTION:        RELATIONSHIP MANAGER:
                                      Robert A. Curley
Deutsche Bank AG                      Deutsche Morgan Grenfell Inc.
New York Branch                       800 Oak Grove Suite 210
a/o Cayman Islands Branch             Menlo Park, CA 94026
                                      Tel:  (650) 614-1143
                                      Tel:  (650) 614-1188

CONTACTS:                             BACK-UP OPERATIONS:
CREDIT:                               Lynn Sweeny
Olaf Janke                            Deutsche Bank AG
Deutsche Bank AG                      New York Branch
San Francisco Representative Office   31 W. 52nd Street
800 Oak Grove Suite 210               New York, NY 10019
Menlo Park, CA 94025                  Tel:  (212) 469-4098
Tel:  (650) 614-1145                  Tax:  (212) 469-4139
Tel:  (650) 614-1188

OPERATIONS AND ADDRESS FOR NOTICES:   FEES:
Nancy Zorn                            Deutsche Bank AG
Deutsche Bank AG                      New York Branch
New York Branch                       ABA 02003780
31 W. 52nd Street                     Ref:  software.net Corp.
New York, NY 10019                    Fees
Tel:  (212) 469-4112                  Attn:  Nancy Zorn
Fax:  (212) 469-4139

PAYMENT INSTRUCTIONS:

PRINCIPAL & INTEREST:                 BORROWER AND ADDRESSES FOR NOTICES:
Deutsche Bank AG                      Software.net Corporation
New York Branch                       3031 Tisch Way, Suite 900
ABA 026003780                         San Jose, CA 95128
Ref:  software.net Corp.              Attn:  Chief Financial Officer
Principal/Interest                    Tel:  (408) 556-9300
Attn:  Nancy Zorn                     Fax:  (408) 241-8258



                                       i.

                                    SCHEDULES

Schedule 2.1             Commitments and Pro Rata Shares

Schedule 5.11            Permitted Liabilities

Schedule 7.1             Permitted Liens

Schedule 7.5             Permitted Indebtedness

Schedule 7.6             Affiliate Transactions

Schedule 7.8             Contingent Obligations

Schedule 7.10            Real Property Lease

Schedule 10.2            Offshore and Domestic Lending Offices,
                         Addresses for Notices



                                    EXHIBITS

Exhibit A                Form of Notice of Borrowing

Exhibit B                Form of Promissory Note

Exhibit C                Form of Compliance Certificate


                                       i.

                                TABLE OF CONTENTS

                                                                                        PAGE
ARTICLE I                   DEFINITIONS...................................................1

           1.1       Certain Defined Terms................................................1

           1.2       Other Interpretive Provisions.......................................11

           1.3       Accounting Principles...............................................12

ARTICLE II                  THE CREDITS..................................................13

           2.1       Amounts and Terms of Commitments....................................13

           2.2       Loan Accounts.......................................................13

           2.3       Procedure for Borrowing.............................................14

           2.7       Repayment...........................................................14

           2.8       Interest............................................................14

           2.9       Fees................................................................15

           2.10      Computation of Fees and Interest....................................16

           2.11      Payments by the Borrower............................................16

           2.12      Payments by the Banks to the Agent..................................17

           2.13      Sharing of Payments, Etc............................................17

           2.14      Security............................................................18

           2.15      Letter of Credit Subfacility........................................18

ARTICLE III                 TAXES AND YIELD PROTECTION...................................21

           3.1       Taxes...............................................................21

           3.2       Funding Losses......................................................22

           3.3       Survival............................................................22

ARTICLE IV                  CONDITIONS PRECEDENT.........................................22

           4.1       Conditions of Initial Loans.........................................22

ARTICLE V                   REPRESENTATIONS AND WARRANTIES...............................24

           5.1       Corporate Existence and Power.......................................24

           5.2       Corporate Authorization; No Contravention...........................25

           5.3       Governmental Authorization..........................................25

           5.4       Binding Effect......................................................25

           5.5       Litigation..........................................................25

                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                        PAGE
           5.6       No Default..........................................................26

           5.7       ERISA Compliance....................................................26

           5.8       Use of Proceeds; Margin Regulations.................................26

           5.9       Title to Properties.................................................27

           5.10      Taxes...............................................................27

           5.11      Financial Condition.................................................27

           5.12      Environmental Matters...............................................27

           5.13      Collateral Documents................................................28

           5.14      Regulated Entities..................................................28

           5.15      No Burdensome Restrictions..........................................29

           5.16      Copyrights, Patents, Trademarks and Licenses, etc...................29

           5.17      Subsidiaries........................................................29

           5.18      Insurance...........................................................29

           5.19      Solvency............................................................29

           5.20      Full Disclosure.....................................................29

ARTICLE VI                  AFFIRMATIVE COVENANTS........................................30

           6.1       Financial Statements................................................30

           6.2       Certificates; Other Information.....................................30

           6.3       Notices.............................................................31

           6.4       Preservation of Corporate Existence, Etc............................32

           6.5       Maintenance of Property.............................................32

           6.6       Insurance...........................................................32

           6.7       Payment of Obligations..............................................32

           6.8       Compliance with Laws................................................33

           6.9       Compliance with ERISA...............................................33

           6.10      Inspection of Property and Books and Records........................33

           6.11      Environmental Laws..................................................33

           6.12      Use of Proceeds.....................................................33

           6.13      Financial Covenants.................................................33

                                      ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                        PAGE
           6.14      Further Assurances..................................................33


ARTICLE VII                 NEGATIVE COVENANTS...........................................34

           7.1       Limitation on Liens.................................................34

           7.2       Disposition of Assets...............................................36

           7.3       Consolidations and Mergers..........................................36

           7.4       Loans and Investments...............................................36

           7.5       Limitation on Indebtedness..........................................37

           7.6       Transactions with Affiliates........................................37

           7.7       Use of Proceeds.....................................................37

           7.8       Contingent Obligations..............................................37

           7.9       Joint Ventures......................................................37

           7.10      Lease Obligations...................................................38

           7.11      Restricted Payments.................................................38

           7.12      ERISA...............................................................38

           7.13      Change in Business..................................................38

           7.14      Accounting Changes..................................................38

           7.15      Subordinated Debt...................................................38

ARTICLE VIII                EVENTS OF DEFAULT............................................39

           8.1       Event of Default....................................................39

           8.2       Remedies............................................................41

           8.3       Rights Not Exclusive................................................42

ARTICLE IX                  THE AGENT....................................................42

           9.1       Appointment and Authorization; "Agent"..............................42

           9.2       Delegation of Duties................................................43

           9.3       Liability of Agent..................................................43

           9.4       Reliance by Agent...................................................43

           9.5       Notice of Default...................................................44

           9.6       Credit Decision.....................................................44

                                      iii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                        PAGE
           9.7       Indemnification of Agent............................................44

           9.8       Agent in Individual Capacity........................................45

           9.9       Successor Agent.....................................................45

           9.10      Withholding Tax.....................................................45

ARTICLE X                   MISCELLANEOUS................................................47

           10.1      Amendments and Waivers..............................................47

           10.2      Notices.............................................................47

           10.3      No Waiver; Cumulative Remedies......................................48

           10.4      Costs and Expenses..................................................48

           10.5      Borrower Indemnification............................................49

           10.6      Payments Set Aside..................................................49

           10.7      Successors and Assigns..............................................49

           10.8      Assignments, Participations, etc....................................50

           10.9      Confidentiality.....................................................51

           10.10     Set-off.............................................................52

           10.11     Automatic Debits of Fees............................................52

           10.12     Notification of Addresses, Lending Offices, Etc.....................52

           10.13     Counterparts........................................................52

           10.14     Severability........................................................52

           10.15     No Third Parties Benefited..........................................52

           10.16     Governing Law and Jurisdiction......................................52

           10.17     Waiver of Jury Trial................................................53

           10.18     Entire Agreement....................................................53


                                      iv.

                                                                  EXHIBIT 10.17

                               SECURITY AGREEMENT



           THIS SECURITY AGREEMENT dated as of May 21, 1998 ("SECURITY AGREEMENT"), is made by SOFTWARE.NET CORPORATION, a California corporation ("GRANTOR"), in favor of DEUTSCHE BANK AG, NEW YORK BRANCH, as Agent for Banks under the Credit Agreement dated as of the date hereof among Grantor, Agent and the Banks named therein (in its capacity as Agent, "SECURED PARTY").

                                    RECITALS

           A. Pursuant to that certain Credit Agreement dated as of even date herewith by and among Grantor, Secured Party and Banks (as the same may from time to time be amended, modified, supplemented or restated, the "CREDIT AGREEMENT"), Banks have agreed to make certain advances of money and to extend certain financial accommodation to Grantor in the amounts and manner set forth in the Agreement (collectively, the "LOANS").

           B. Banks are willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall have executed and delivered to Secured Party this Security Agreement.



                                    AGREEMENT

           NOW, THEREFORE, in order to induce Banks to make the Loans and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

           1. DEFINED TERMS. When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

           "COLLATERAL" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

           "CONTRACTS" means all contracts, undertakings, franchise agreements or other agreements in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

           "COPYRIGHT LICENSE" means any written agreement, in which Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses



                                       1.

pursuant to which Grantor has obtained the exclusive right to use a copyright owned by a third party.

           "COPYRIGHTS" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works;
(f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

           "EVENT OF DEFAULT" means (i) any failure by Grantor forthwith to pay or perform any of the Secured Obligations and (ii) any "Event of Default" as defined in the Credit Agreement.

           "LICENSE" means any Copyright License, Patent License, Trademark License or other license of intellectual property rights or interests now held or hereafter acquired by Grantor.

           "LIEN" means any mortgage, lien, deed of trust, charge, pledge, security interest or other incumbrance.

           "PATENT LICENSE" means any written agreement, in which Grantor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Grantor is the licensee or the licensor thereunder).

           "PATENTS" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

           "SECURED OBLIGATIONS" means (a) the obligation of Grantor to repay Secured Party all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Loans, (b) the obligation of Grantor to pay any fees, costs and expenses of the Secured Party under the Credit Agreement or under SECTION 6(B) hereof and (c) all other indebtedness, liabilities and obligations of Grantor to Secured Party, whether now



                                       2.

existing or hereafter incurred, and whether created under, arising out of or in connection with any written agreement or otherwise.

           "TRADEMARK LICENSE" means any written agreement, in which Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Grantor is the licensee or the licensor thereunder).

           "TRADEMARKS" means any of the following in which Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the "MARKS"); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

           "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

           In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC (definition sections of the UCC are noted parenthetically): "ACCOUNT DEBTOR" (9105(1)(a)); "ACCOUNTS" (9106); "CHATTEL PAPER" (9105(1)(b)); "DEPOSIT ACCOUNTS" (9105(e)); "DOCUMENTS" (9105(1)(f); "EQUIPMENT" (9109(2)); "FINANCIAL ASSETS" (8102(a)(9)); "FIXTURES"
(9313(1)(a)); "GENERAL INTANGIBLES" (9106); "INSTRUMENTS" (9105(1)(i));
"INVENTORY" (9109(4)); "INVESTMENT PROPERTY" (9115(1)(f)); "PROCEEDS" (9306(1)).
Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Grantor.

           All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

           2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Secured Party and Banks to cause the Loans to be made, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party for the benefit of Banks, and hereby grants to Secured Party for



                                       3.

the benefit of Banks, a security interest in all of Grantor's right, title and interest in, to and under the following (all of which being collectively referred to herein as the "Collateral"):

                     (a)All Accounts of Grantor;

                     (b)All Chattel Paper of Grantor;

                     (c)All Contracts of Grantor;

                     (d)All Deposit Accounts of Grantor;

                     (e)All Documents of Grantor;

                     (f)All Equipment of Grantor;

                     (g)All Financial Assets of Grantor;

                     (h)All Fixtures of Grantor;

                     (i)All General Intangibles of Grantor, including, without limitation, all Copyrights, Patents, Trademarks, Licenses, designs, drawings, technical information, marketing plans, customer lists, trade secrets, proprietary or confidential information, inventions (whether or not patentable), procedures, know-how, models and data;

                     (j)All Instruments of Grantor;

                     (k)All Inventory of Grantor;

                     (l)All Investment Property of Grantor;

                     (m)All property of Grantor held by Secured Party, or any other party for whom Secured Party is acting as agent hereunder, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power;

                     (n)All other goods and personal property of Grantor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Grantor; and

                     (o)To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

           3.        RIGHTS OF SECURED PARTY; COLLECTION OF ACCOUNTS.



                                       4.

                     (a)Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. Secured Party shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting to Secured Party of a lien therein or the receipt by Secured Party of any payment relating to any Contract or License pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                     (b)Secured Party authorizes Grantor to collect its Accounts, provided that such collection is performed in a prudent and businesslike manner, and Secured Party may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. Upon the occurrence and during the continuance of any Event of Default, at the request of Secured Party, Grantor shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

                     (c)Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default, without notifying Grantor of its intention to do so, notify Account Debtors of Grantor, parties to the Contracts of Grantor, obligors in respect of Instruments of Grantor and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to Secured Party and that payments shall be made directly to Secured Party. Upon the request of Secured Party, Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of any Event of Default, Secured Party may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Secured Party's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

           4. REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to Secured Party that:

                     (a)Except for the security interest granted to Secured Party under this Security Agreement and Permitted Liens, Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens except for Permitted Liens.



                                       5.

                     (b)No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of Secured Party pursuant to this Security Agreement except for Permitted Liens.

                     (c)This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights and all filings, other than the filing of financing statements in the appropriate office in the State of California and the Commonwealth of Virginia, and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, and upon the filing of appropriate financing statements with the Secretary of State of California, Secured Party has a fully perfected first priority security interest in all of the Collateral located in the State of California in which Grantor now has rights subject only to Permitted Liens. This Security Agreement will create a legal and valid and fully perfected first priority security interest in the Collateral in which Grantor later acquires rights, when Grantor acquires those rights subject only to Permitted Liens and additional filings to be made with the United States Copyright Office and/or Patent and Trademark Office as are necessary to perfect Secured Party's security interest in subsequent ownership rights and interests of Grantor in Copyrights, Patents, Trademarks and Licenses.

                     (d)Grantor's chief executive office, principal place of business and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof. The Collateral is presently located at such address and at such additional addresses set forth on SCHEDULE A attached hereto.

                     (e)All Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses now owned, held or in which Grantor otherwise has any interest are listed on SCHEDULE B attached hereto.

           5. COVENANTS. Grantor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

                     5.1 DISPOSITION OF COLLATERAL. Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than as permitted by the Credit Agreement.

                     5.2 RELOCATION OF BUSINESS OR COLLATERAL. Grantor shall not relocate its chief executive office, principal place of business or its records, or allow the relocation of any Collateral (except as allowed pursuant to SECTION
5.1 immediately above) from such address(es) provided to Secured Party pursuant to SECTION 4(d) above without twenty (20) days prior written notice to Secured Party.

                     5.3 LIMITATION ON LIENS ON COLLATERAL. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except Permitted Liens.



                                       6.

                     5.4 TAXES, ASSESSMENTS, ETC. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, Fixtures or Inventory, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

                     5.5 MAINTENANCE OF RECORDS. Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

                     5.6 REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS. Grantor shall promptly register or cause to be registered (to the extent not already registered) the most recent version of any Copyright and any Copyright License and any Patent, Patent License, Trademark or Trademark License, which, individually or in the aggregate, is material to the conduct of Grantor's business, with the United States Copyright Office or Patent and Trademark Office, as applicable, including, without limitation, in all such cases the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings. Grantor shall register or cause to be registered with the United States Copyright Office or Patent and Trademark Office, as applicable, those additional rights and interests developed or acquired by Grantor after the date of this Security Agreement, including, without limitation, any additions to the rights and interests of Grantor listed on SCHEDULE B hereto, prior to the sale or licensing of any product containing such rights and interests.

                     5.7 NOTIFICATION REGARDING CHANGES IN INTELLECTUAL PROPERTY. Grantor shall promptly advise Secured Party of any subsequent ownership right or interest of the Grantor in or to any Copyright, Patent, Trademark or License not specified on SCHEDULE B hereto and hereby authorizes and appoints Secured Party as Grantor's attorney-in-fact to modify or amend such Schedule, as necessary, to reflect any addition or deletion to such ownership rights.

                     5.8 DEFENSE OF INTELLECTUAL PROPERTY. Grantor shall (i) protect, defend and maintain the validity and enforceability of the Copyrights, Patents and Trademarks, (ii) use its best efforts to detect infringements of the Copyrights, Patents and Trademarks and promptly advise Secured Party in writing of material infringements detected and (iii) not allow any Copyrights, Patents or Trademarks to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party unless reasonable business practice would determine that any such abandonment is appropriate.

                     5.9 FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, facilitating the filing of UCC-1 Financing Statements in all applicable jurisdictions and this Security Agreement (and any amendment hereto) or a collateral assignment (and any amendments thereto) with the United States Copyright Office and/or Patent and Trademark Office, as applicable.



                                       7.

           6.        RIGHTS AND REMEDIES UPON DEFAULT.

                     (a)At any time after any Event of Default shall have occurred and while such Event of Default is continuing, Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement, all rights and remedies of a secured party under the UCC.

                     (b)Grantor also agrees to pay all fees, costs and expenses of Secured Party, including, without limitation, reasonable attorneys' fees, reasonably incurred in connection with the enforcement of any of its rights and remedies hereunder.

                     (c)Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

                     (d)The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

                               FIRST, to Secured Party in an amount sufficient
to pay in full the reasonable costs of Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances reasonably incurred or made by Secured Party in connection therewith, including, without limitation, reasonable attorneys' fees;

                               SECOND, to Secured Party in an amount equal to
the then unpaid Secured Obligations; and

                               FINALLY, upon payment in full of the Secured
Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

           7. INDEMNITY. Grantor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against (a) all obligations, demands, claims and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or expenses in any way suffered, incurred or paid by Secured Party as a result of or in any way arising out of, or following transactions between Secured Party and Grantor, whether under this Security Agreement or otherwise (including without limitation, reasonable attorneys fees and expenses), except for losses arising from or out of Secured Party's gross negligence or willful misconduct.

           8. LIMITATION ON SECURED PARTY'S DUTY IN RESPECT OF COLLATERAL. Secured Party shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Grantor requests in writing, but failure of Secured Party to comply with any such request shall not in itself be deemed a failure to act reasonably and no failure of Secured Party to do any act not so requested shall be deemed a failure to act reasonably.



                                       8.

           9. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

           10.       MISCELLANEOUS.

                     10.1 NO WAIVER; CUMULATIVE REMEDIES.

                               (a) Secured Party shall not by any act, delay,
omission or otherwise be deemed to have waived any of its respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

                               (b) The rights and remedies hereunder provided
are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law.

                               (c) None of the terms or provisions of this
Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Secured Party.

                     10.2 TERMINATION OF THIS SECURITY AGREEMENT. Subject to
SECTION 9 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

                     10.3 SUCCESSOR AND ASSIGNS. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of any of the indebtedness and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Secured Party hereunder.

                     10.4 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of



                                       9.

California applicable to contracts made and performed in such State, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.



                                      10.

           IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.



ADDRESS OF GRANTOR                    SOFTWARE.NET CORPORATION



                                      By:
-------------------------------          ---------------------------------------

                                      Printed Name:
-------------------------------                    -----------------------------

                                      Title:
-------------------------------             ------------------------------------




ACCEPTED AND ACKNOWLEDGED BY:

DEUTSCHE BANK AG, NEW YORK BRANCH, AS AGENT FOR BANKS


By:
   ---------------------------------------

Printed Name:
             -----------------------------

Title:
      ------------------------------------


By:
   ---------------------------------------

Printed Name:
             -----------------------------

Title:
      ------------------------------------



                                      11.

                                   SCHEDULE A

                             LOCATION OF COLLATERAL


       ENTITY                                               ADDRESS




                                      B-1.

                                   SCHEDULE B

                              INTELLECTUAL PROPERTY



ISSUED COPYRIGHT(S)
-------------------
     COUNTRY            COPYRIGHT     REGISTRATION   REGISTRATION   COPYRIGHT      OWNER      ASSIGNMENT
                       DESCRIPTION       NUMBER          DATE        AUTHOR      OF RECORD      HISTORY
-------------------    -----------       ------          ----        ------      ---------      -------



PENDING COPYRIGHT(S)
--------------------
      COUNTRY           COPYRIGHT    APPLICATION   APPLICATION  CREATION         PUBLIC       COPYRIGHT      OWNER      ASSIGNMENT
                       DESCRIPTION     NUMBER         DATE        DATE     DISTRIBUTION DATE   AUTHOR      OF RECORD      HISTORY
---------------------  -----------     ------         ----        ----     -----------------   ------      ---------      -------




UNREGISTERED COPYRIGHT(S)
-------------------------
         COUNTRY             COPYRIGHT        CREATION          PUBLIC          COPYRIGHT     OWNER        ASSIGNMENT
                            DESCRIPTION         DATE      DISTRIBUTION DATE      AUTHOR     OF RECORD        HISTORY
-------------------------   -----------         ----      -----------------      ------     ---------        -------




COPYRIGHT LICENSE(S)
--------------------
      COUNTRY             AGREEMENT         AGREEMENT          PARTIES            REGISTRATION
                         DESCRIPTION          DATE           TO AGREEMENT            NUMBER
--------------------     -----------          ----           ------------            ------




                                      B-1.

PATENT APPLICATION(S)
---------------------
     COUNTRY             PATENT           APPLICATION           FILING                OWNER           ASSIGNMENT
                         TITLE              NUMBER               DATE               OF RECORD           HISTORY
-----------              -----              ------               ----               ---------           -------




PATENT(S)
---------
 COUNTRY                PATENT           REGISTRATION            ISSUE                OWNER           ASSIGNMENT
                         TITLE              NUMBER               DATE               OF RECORD           HISTORY
-----------              -----              ------               ----               ---------           -------


PATENT LICENSE(S)
-----------------
     COUNTRY             AGREEMENT       AGREEMENT           PARTIES            REGISTRATION
                        DESCRIPTION         DATE           TO AGREEMENT            NUMBER
-----------------       -----------         ----           ------------            ------


TRADEMARK APPLICATION(S)
------------------------
        COUNTRY                 MARK           APPLICATION        FILING                OWNER             ASSIGNMENT
                                TITLE              NUMBER           DATE               OF RECORD             HISTORY
------------------------    ---------------   -------------      -----------   ------------------------  --------------
             USA             SOFTWARE.NET        74-565718        08/24/94     software.net Corporation        N/A
------------------------    ---------------   -------------      -----------   ------------------------  --------------
             USA             DIGITAL GEAR        75-442168        02/27/98     software.net Corporation        N/A
------------------------    ---------------   -------------      -----------   ------------------------  --------------
             USA             SOFTWARE TV         75-371655        10/01/97     software.net Corporation        N/A
------------------------    ---------------   -------------      -----------   ------------------------  --------------


TRADEMARK(S)
------------
           COUNTRY       MARK     REGISTRATION      ISSUE         OWNER         ASSIGNMENT
                        TITLE        NUMBER         DATE        OF RECORD         HISTORY
-------------------    --------   ------------    ---------    ----------     --------------


                                      B-2.

TRADEMARK LICENSE(S)
--------------------
       COUNTRY             AGREEMENT          AGREEMENT         PARTIES            REGISTRATION
                          DESCRIPTION            DATE         TO AGREEMENT            NUMBER
-------------------       -----------        -----------      ------------        --------------


                                    EXHIBIT A
                                       TO

                           FINANCING STATEMENT BETWEEN
                  DEUTSCHE BANK AG, NEW YORK BRANCH, AS AGENT,
                                AS SECURED PARTY
                                       AND
                       SOFTWARE.NET CORPORATION, AS DEBTOR



           This Financing Statement covers all right, title and interest of the Debtor in, to and under all of the following (collectively, the "COLLATERAL"):

                     (a) All Accounts of Debtor;

                     (b) All Chattel Paper of Debtor;

                     (c) All Contracts of Debtor;

                     (d) All Deposit Accounts of Debtor;

                     (e) All Documents of Debtor;

                     (f) All Equipment of Debtor;

                     (g) All Financial Assets of Debtor;

                     (h) All Fixtures of Debtor;

                     (i) All General Intangibles of Debtor, including, without limitation, all Copyrights, Patents, Trademarks, Licenses, designs, drawings, technical information, marketing plans, customer lists, trade secrets, proprietary or confidential information, inventions (whether or not patentable), procedures, know-how, models and data;

                     (j) All Instruments of Debtor;

                     (k) All Inventory of Debtor;

                     (l) All Investment Property of Debtor;

                     (m) All property of Debtor held by Secured Party, or any other party for whom Secured Party is acting as agent hereunder, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Debtor, or as to which Debtor may have any right or power;

DEBTOR:              SOFTWARE.NET CORPORATION
SECURED PARTY:       DEUTSCHE BANK AG, NEW YORK BRANCH, AS AGENT


                     (n) All other goods and personal property of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased, consigned by or to Debtor; and

                     (o) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

           1. DEFINED TERMS. When used herein the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

           "CONTRACTS" means all contracts, undertakings, franchise agreements or other agreements in or under which Debtor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

           "COPYRIGHT LICENSE" means any written agreement, in which Debtor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Debtor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Debtor has obtained the exclusive right to use a copyright owned by a third party.

           "COPYRIGHTS" means all of the following in which Debtor now holds or hereafter acquires any interest: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications; (e) prior versions of works covered by copyright and all works based upon, derived from, or incorporating such works;
(f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

           "LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Debtor.

           "PATENT LICENSE" means any written agreement, in which Debtor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Debtor is the licensee or the licensor thereunder).

           "PATENTS" means all of the following in which Debtor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and

DEBTOR:              SOFTWARE.NET CORPORATION
SECURED PARTY:       DEUTSCHE BANK AG, NEW YORK BRANCH, AS AGENT


recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringement of any patent.

           "TRADEMARK LICENSE" means any written agreement, in which Debtor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Debtor is the licensee or the licensor thereunder).

           "TRADEMARKS" means any of the following in which Debtor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the "Marks"); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

           "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

           In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC (definition sections of the UCC are noted parenthetically): "ACCOUNT DEBTOR" (9105(1)(a)); "ACCOUNTS" (9106); "CHATTEL PAPER" (9105(1)(b)); "DEPOSIT ACCOUNTS" (9105(e)); "DOCUMENTS" (9105(1)(f); "EQUIPMENT" (9109(2)); "FINANCIAL ASSETS" (8102(a)(9)); "FIXTURES"
(9313(1)(a)); "GENERAL INTANGIBLES" (9106); "INSTRUMENTS" (9105(1)(i));
"INVENTORY" (9109(4)); "INVESTMENT PROPERTY" (9115(1)(f)); "PROCEEDS" (9306(1)).
Each of the

DEBTOR:              SOFTWARE.NET CORPORATION
SECURED PARTY:       DEUTSCHE BANK AG, NEW YORK BRANCH, AS AGENT

foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Debtor.

                                                                EXHIBIT ________

                                    EXHIBIT A

                                BORROWING NOTICE


                                                              Date:___________

TO:        DEUTSCHE BANK AG, NEW YORK BRANCH, as Agent for the Banks
           31 W. 52nd Street
           New York, NY 10019
           Attention: Nancy Zorn

RE: Credit Agreement dated as of May 21, 1998 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"), by and among SOFTWARE.NET CORPORATION, a California corporation, as the borrower (the "Borrower"), the financial institutions from time to time party thereto and named as Banks therein (the "Lenders"), and DEUTSCHE BANK AG, NEW YORK BRANCH, as the agent (the "Agent")

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement, the terms defined therein used herein as defined, and hereby gives you notice irrevocably, pursuant to Section
2.3 of the Credit Agreement, of the [Borrowing of a Loan]/[request for issuance of a Letter of Credit] as specified herein:

           1. The Borrower/Account Party is ______________________.

Items 2 and 3 below apply only to the Borrowing of a Loan:

           2. The Borrowing Date, which shall be a Business Day, of the requested Borrowing is the Closing Date.

           3. The aggregate amount of the requested Borrowing is $___________ .


Items 4 through 6 below apply only to the request for the issuance of a Letter of Credit:

           4. The issuance date, which shall be a Business Day, of the requested Letter of Credit is the Closing Date.

           5. The aggregate amount of the requested Letter of Credit is $___________.

           6. Attached hereto is a duly completed Letter of Credit application.

           The undersigned hereby certifies that the following statements are true and on the date hereof, and will be true on the date of the proposed Borrowing or issuance of the Letter of Credit, as applicable, before and after giving effect thereto and to the application of the proceeds therefrom, as applicable:



                                       1.

                      (a) the representations and warranties of the Borrower contained in Section 5 of the Credit Agreement are true, accurate and complete in all material respects with the same effect as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true, accurate and complete in all material respects as of such date);

                      (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing or issuance of such Letter of Credit; and

                      (c) the requested Borrowing or Letter of Credit will not cause the aggregate principal amount of all outstanding Term Loans plus the Letter of Credit Undrawn Amount to exceed, as of the designated Borrowing Date or issuance date, as applicable, the aggregate Commitments.

                            SOFTWARE.NET CORPORATION.
                            a California corporation

                            By:
                               -------------------------------------------
                            Name:
                                 -----------------------------------------
                            Title:
                                  ----------------------------------------


                                       2.

                                    EXHIBIT B

                             SECURED PROMISSORY NOTE

$4,800,000                                                          May 21, 1998
                                                          Menlo Park, California


           FOR VALUE RECEIVED, SOFTWARE.NET CORPORATION, a California corporation ("BORROWER"), hereby unconditionally promises to pay to the order of DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCHES, ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of Four Million Eight Hundred Thousand Dollars ($4,800,000) (the "LOAN") together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

           This Promissory Note is one of the Notes referred to in and is executed and delivered in connection with that certain Credit Agreement dated as of even date herewith and executed by Borrower, Deutsche Bank AG, New York Branch, as Agent, and the Banks named therein (as the same may from time to time be amended, modified or supplemented or restated, the "CREDIT AGREEMENT"). Additional rights of Lender, including rights of acceleration, are set forth in the Credit Agreement. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

           1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be due and payable on the Maturity Date. This Note may not be prepaid, either in whole or in part, prior to the Maturity Date.

           2. INTEREST RATE. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rates per annum and on the dates determined pursuant to the Credit Agreement. Any principal repayment or interest payment not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at a rate per annum equal to the Base Rate plus 6%.

           3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender set forth on a Schedule to the Credit Agreement, unless another place of payment shall be specified in writing by Lender.

           4. APPLICATION OF PAYMENTS. Payment on this Note shall be applied in the manner set forth in the Credit Agreement.

           5. SECURED NOTE. The full amount of this Note is secured by the Collateral identified and described as security therefor in the Security Agreement executed by and delivered by Borrower. Borrower shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on or



                                       3.

in the Collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement.

           6. DEFAULT. Each of the following events shall be an "Event of Default" hereunder:

                     (a) Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note within five (5) days after the date the same becomes due and payable; or

                     (b) The Borrower (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                     (c) (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U. S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                     (d) An "Event of Default" under the Credit Agreement.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law.

           7. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all reasonable costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

           The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

           8. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.



                                       4.

           9. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

BORROWER                                SOFTWARE.NET CORPORATION

                                        By:
                                           -------------------------------------

                                        Printed Name:
                                                     ---------------------------

                                        Title:
                                               ---------------------------------



                                       5.

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

                           ______________ , 199_/200_


                                                            Date:____________

TO:        DEUTSCHE BANK AG, NEW YORK BRANCH, as Agent for the Banks
           31 W. 52nd Street
           New York, NY 10019
           Attention: Nancy Zorn

RE: Credit Agreement dated as of May 21, 1998 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"), by and among SOFTWARE.NET CORPORATION, a California corporation, as the borrower (the "Borrower"), the financial institutions from time to time party thereto and named as Banks therein (the "Lenders"), DEUTSCHE BANK AG, NEW YORK BRANCH, as the agent (the "Agent")

Ladies and Gentlemen:

Reference is made to the Credit Agreement. Capitalized terms used in this Compliance Certificate have the same meaning when used herein as given to them in the Credit Agreement.

Pursuant to Section 6.2(b) of the Credit Agreement, Borrower, by its undersigned chief financial officer or controller, as applicable, acting solely in his/her respective capacity as such chief financial officer or controller, as applicable, hereby certifies that the information furnished in SCHEDULE 1 attached hereto and incorporated herein by this reference was true, accurate and complete as of the last date of the Fiscal Quarter or Fiscal Year, as applicable, immediately preceding the date of this Compliance Certificate and that:

           1. Such chief financial officer or controller, as applicable, has reviewed the terms of the Credit Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and financial condition of the Borrower during the accounting period covered by financial statements delivered pursuant to Sections 6.1(a) and 6.1(b) of the Credit Agreement.

           2. All representations and warranties of the Borrower stated in the Credit Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that those representations and warranties expressly referring to another date are true, accurate and complete in all material respects as of such date; and provided, further that the representations and warranties set forth in Section 5 of the Credit Agreement shall be deemed to be made with respect to the financial statements most recently delivered to the Agent pursuant to Sections 6.1(a) and 6.1(b), as applicable, of the Credit Agreement.



                                       1.

           3. Such review has not disclosed the existence during or at the end of such accounting period, and the undersigned does not have knowledge of the existence as of the date hereof of any Default or Event of Default, except for such conditions or events listed on SCHEDULE 2 attached hereto, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _______ day of ________________ , 199_/200_.

                                        SOFTWARE.NET CORPORATION
                                        a California corporation


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                               ---------------------------------




                                       2.

                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE

                          DATED __________, 19__/200_

                       FINANCIAL COVENANTS OF THE BORROWER


I. PROFITABILITY AND OPERATING PROFITABILITY (SECTION 6.13). (calculated on a Fiscal Quarter basis).

           A.         EBITDA

                      Current Fiscal Quarter                                    $_______________

           Is the amount in line A equal
           to or less than ($5,000,000)?                                        Yes  ________(In compliance)
                                                                                No   ________(Not in compliance)

           B.         Net operating cash flow

                      Current Fiscal Quarter                                    $_______________

               Is the amount in line B equal to
               or less than ($5,000,000)?                                       Yes  ________(In compliance)
                                                                                No   ________(Not in compliance)

Borrower must be in compliance with either I.A. or I.B

II.        LIQUIDITY (Section 6.13).

           A.         i)   Cash                                                 $____________
                      2.   Cash equivalents                                     $____________
                      3.   Total                                                $____________

           Is the total amount of line A.3 equal to or
           greater than $25,000,000?                                            Yes  ________(apply Modified
                                                                                             Quick Ratio Test)
                                                                                No   ________(apply EBITDA/net
                                                                                             operating cash flow loss test)

III.       MODIFIED QUICK RATIO (Section 6.13)

           A.         ii)  Cash and Cash Equivalents                            $____________

                      2.   Accounts Receivable                                  $____________

                      3.   Lines A.1 and A.2                                    $____________

           B.         iii) Current Liabilities                                  $____________

                      2.   Term Loans outstanding                               $____________

                      3.   Lines B.1 and B.2                                    $____________



                                       1.

                C.    Modified Quick Ratio (Line A.3 divided by Line B.3           :1.00
                                                                                -------------
                Is Line C greater than or equal to 1.50: 1.00?                  Yes __________(in compliance)
                                                                                No  __________(not in compliance)





                                       2.

                      SCHEDULE 2 TO COMPLIANCE CERTIFICATE

                        DATED ______________, 19__/200_

                               LIST OF EXCEPTIONS


Condition(s) or event(s) constituting a Default or an Event of Default



Period of existence



Remedial action with respect to such condition or event



                                       3.

                                                                  EXHIBIT ______

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT



           This Intellectual Property Security Agreement is entered into as of May 21, 1998 by and between DEUTSCHE BANK AG, New York Branch, as Agent for Banks ("Agent") and SOFTWARE.NET CORPORATION, a California corporation ("Grantor").

                                    RECITALS

           A. Banks have agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the "Loans") in the amounts and manner set forth in that certain Credit Agreement by and among Agent, Banks and Grantor dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein are used as defined in the Credit Agreement). Banks are willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Agent for the benefit of Banks a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Credit Agreement.

           B. Pursuant to the terms of the Credit Agreement, Grantor has granted to Agent for the benefit of Banks a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

           NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Credit Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

                                    AGREEMENT

           To secure its obligations under the Credit Agreement, Grantor grants and pledges to Agent for the benefit of Banks a security interest in all of Grantor's right, title and interest in, to and under its Copyrights, Patents and Trademarks (including without limitation those Copyrights, Patents and Trademarks listed on Schedules A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

           This security interest is granted in conjunction with the security interest granted to Agent for the benefit of Banks under the Security Agreement dated as of the date hereof. The rights and remedies of Agent and Banks with respect to the security interest granted hereby are in addition to those set forth in the Credit Agreement, the Security Agreement and the other Loan Documents, and those which are now or hereafter available to Agent and Banks as a matter of law or equity. Each right, power and remedy of Agent or Banks provided for herein or in the Credit Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity


                                       1.

shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Agent or any Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Credit Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Agent or any Bank, of any or all other rights, powers or remedies.

           IN WITNESS WHEREOF, the parties have cause this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

                                      GRANTOR:

Address of Grantor:                   SOFTWARE.NET CORPORATION

3031 Tisch Way, Suite 900             By:________________________________
San Jose, CA 95128                    Printed Name:______________________
Attn:  Chief Financial Officer        Title:_____________________________

                                      AGENT:

Address of Bank:                      DEUTSCHE BANK AG, New York Branch
31 West 52nd Street                   By:________________________________
New York, NY 10019                    Printed Name:______________________
Attn:  Nancy Zorn                     Title:_____________________________

                                      DEUTSCHE BANK AG, New York Branch
                                      By:________________________________
                                      Printed Name:______________________
                                      Title:_____________________________


                                       2.

                                    EXHIBIT A

                                   COPYRIGHTS


Description                        Registration/             Registration/
---------------                    Application               Application
                                   Number                    Date
                                   ------                    ----
                                   None



                                       3.

                                    EXHIBIT B

                                     PATENTS



Description                        Registration/             Registration/
---------------                    Application               Application
                                   Number                    Date
                                   ------                    ----
                                   None


                                    EXHIBIT C

                                   TRADEMARKS

Description                        Registration/             Registration/
---------------                    Application               Application
                                   Number                    Date
                                   ------------              --------------
SOFTWARE.NET                       74/565186                 08/24/94

DIGITAL GEAR                       75/442168                 02/27/98

SOFTWARE TV                        75/371655                 10/01/97


                                       5.